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          SECURITIES AND EXCHANGE COMMISSION

          Washington, D.C.  20549



          FORM 8-K



          Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported): November 1,
          1996



          Exact name of registrant as specified in its charter: T. ROWE PRICE REALTY INCOME FUND I, A NO-LOAD LIMITED PARTNERSHIP


          State or other Jurisdiction of Incorporation or Organization:
          Maryland

          I.R.S. Employer Identification No.:52-1363144

          Commission File Number: 0-14308

          Address of principal executive offices: 100 East Pratt Street, Baltimore, Maryland 21202

          Registrant's telephone number, including area code: 1-800-638-
          5660


          Former name of former address, if changes since last report:
          Not Applicable


























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          Item 5.   Other Events

          At the end of the 1996 fiscal year T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership (the "Partnership") conducted its annual formal unit valuation. The valuation of the Partnership's properties was performed by the General Partner, and then reviewed by an independent professional appraiser. The estimated value of limited partnership units resulting from this process is $420 per unit. A $21.55 per unit distribution for the September 1996 quarter representing a portion of the sales proceeds of Dupont Business Park and operating cash flows will be made on or about November 16, 1996 to limited partners of record on September 30, 1996. After this distribution, the estimated value is $398 per unit. There is no assurance that units can be sold at a price equal to this estimated value, and this valuation is not necessarily representative of the value of the units when the Partnership ultimately liquidates its holdings.


                                        T. ROWE PRICE REALTY INCOME FUND I,
                                        A NO-LOAD LIMITED PARTNERSHIP

                                        By:  T. Rowe Price Realty Income
                                             Fund I Management, Inc., as
                                             General Partner



                                             By:  /s/Lucy B. Robins
                                                  Lucy B. Robins
                                                  Vice President